Exhibit 21.1

SUBSIDIARIES OF TRIUMPH GROUP, INC.

Triumph Brands, Inc.
Triumph Group Acquisition Corp.
Triumph Group Acquisition Holdings, Inc.
The Triumph Group Operations, Inc.
CBA Acquisition LLC
Triumph Controls (Europe) SAS
MGP Holding SAS
Construction Brevetees d’Alfortville SAS
CBA Marine SAS
HT Parts LLC
Kilroy Steel, Inc.
Kilroy Structural Steel Co.
Lamar Electro-Air Corp.
Nu-Tech Brands, Inc.
Triumph Accessor Services—Grand Prairie, Inc.
Triumph Actuation Systems, LLC
Triumph Actuation Systems—Connecticut, LLC
Triumph Actuation Systems—Valencia, Inc.
Triumph Aerospace Systems Group, Inc.
Triumph Aerospace Systems—Wichita, Inc.
Triumph Aerospace Systems—Newport News, Inc.
Triumph Aftermarket Services Group, Inc.
Triumph Aftermarket Services International, LLC
Triumph Logistics—UK, Ltd.
Triumph Airborne Structures, Inc.
Triumph Aviations Inc.
Triumph Aviation Services Asia, Ltd.
Triumph Composite Systems, Inc.
Triumph Controls, LLC
Triumph Engineering Services, Inc.
Triumph Engineered Solutions, Inc.
Triumph Fabrications—Fort Worth, Inc.
Triumph Fabrications—Hot Springs, Inc.
Triumph Fabrications—San Diego, Inc.
Triumph Gear Systems, Inc.

Triumph Gear Systems—Macomb, Inc.
Triumph Instruments, Inc.
Triumph Instruments—Burbank, Inc.
Triumph Interiors Limited
Triumph Interiors, LLC
Triumph Metals Company
Triumph Precision, Inc.
Triumph Precision Castings Co.
Triumph Processing, Inc.
Triumph Structures—Kansas City, Inc.
Triumph Structures—Los Angeles, Inc.
Triumph Structures—Wichita, Inc.
Triumph Thermal Systems, Inc.
Triumph Turbine Services, Inc.